EXHIBIT 4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE
SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                              BIO-PLEXUS, INC.

                              15% SECURED NOTE



No. R-1                                       Dated as of January 5, 2000

$1,650,000

FOR VALUE RECEIVED, the undersigned, BIO-PLEXUS, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Connecticut, hereby unconditionally promises to pay to the order of Appaloosa Investment Limited Partnership I, or its registered assigns (the "Holder"), the principal sum of ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($1,650,000) in immediately available lawful money of the United States of America, together with interest on the unpaid balance hereof, in accordance with the terms and conditions set forth below.

     1.   Payment.
          -------

          1.1. Principal. The entire unpaid principal balance of this Note shall be paid in full by the Company on the Due Date.

          1.2. Home Office Payment. The Company will pay to each Holder or any transferee thereof all sums becoming due on this Note at the account/address to be specified by such Holder or transferee for such purpose by notice to the Company, by wire transfer of immediately available funds, or at such other address or by such other method as such Holder or transferee shall have designated by notice to the Company.

          1.3. Prepayment. After all amounts owed under the 7.5% Secured
Note issued by the Company to the Holder on October 21, 1999 (as amended from time to time, the "7.5% Note") have been repaid in full, subject to
Section 8.8, (i) upon at least ten days prior notice to the Holder, this Note may be prepaid, without premium or penalty, in whole or in part by the Company at any time and from time to time and (ii) concurrently with the receipt of any proceeds received by the Company in respect of any sale of Debentures pursuant to section 1.4 of the Subscription Agreement, the Company shall make a mandatory prepayment of the Note in an amount equal to 100% of such proceeds; provided, that, upon any prepayment under (i) or
(ii) above, all accrued and unpaid interest shall be paid on the principal of the Note being repaid.

          1.4. Interest. The unpaid principal balance of this Note outstanding at any time shall accrue interest, at a rate per annum equal to 15% (including during the pendency of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such bankruptcy or proceeding). Interest shall begin to accrue from the date hereof and shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable in one lump sum on the Due Date.

          1.5. Default Interest. If the Company shall fail to pay any principal amount of, or interest on, or other amount payable under, this Note when due and payable (whether at the Due Date, the Acceleration Date or otherwise), such principal amount, interest or other amount shall thereafter bear interest, until paid in full (after as well as before judgment) to the extent lawful, at a rate per annum equal to 15% (including during the pendency of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such bankruptcy or proceeding). The Company shall pay such default interest in cash on demand from time to time.

          1.6. Limitation on Interest. No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Note to the contrary notwithstanding.

          1.7. Allocation. The parties hereto agree that the fair market value of this Note is $1,600,000 and the fair market value of the warrants to be issued to one or more Affiliates of the Holder on the Maturity Date pursuant to the section (c) of the side letter, dated December 30, 1999, between the Company and the Holder is $50,000. Each party agrees to file all tax returns consistent with such allocation and to take no position inconsistent with such allocation, unless required by Law.

     2. Deliveries by the Company. Simultaneously with the execution of this Note, the Company is delivering to the Holder the following:

          (a) an opinion of the Company's counsel, dated as of the date hereof, addressed to such Holder in the form of Exhibit 2(a) hereto;

          (b) a good standing certificate for the Company, dated no earlier than seven days prior to the date hereof, from the State of Connecticut;

          (c) a copy of the resolutions of the Board of Directors authorizing the execution of each of the Transaction Documents and the performance of the transactions contemplated by the Transaction Documents which shall be certified as true, correct and effective as of the date hereof by an officer of the Company; and

          (d) the Holder's costs and expenses (including the reasonable fees and expenses of its counsel, Fried, Frank, Harris, Shriver & Jacobson, in an aggregate amount not to exceed $100,000 which amounts shall be deducted from the proceeds of this Note and shall be wired transferred by the Holder, on behalf of the Company, to one or more accounts designated by such party on or prior to the date hereof) incurred in connection with the transactions contemplated hereby.

     3. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

          3.1. Organization; Subsidiaries. (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Connecticut and has the corporate power to own its property and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure to so qualify could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The Company does not have any Subsidiaries. Except as set forth on Schedule 3.1(b), the Company does not own, directly or indirectly, or have the right or obligation to acquire, any interest in any business association or other Person.

          3.2. Due Authorization. (a) The Company has all right, power and authority to enter into, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each Transaction Document by the Company and the performance by it of the transactions contemplated thereby (including, without limitation, the issuance and sale of this Note) and compliance by the Company with all the provisions of each Transaction Document (as applicable) has been duly authorized by all requisite corporate proceedings on the part of the Company. Each of the Transaction Documents has been duly executed and delivered on behalf of the Company, and each such Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that such enforceability
(i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or (ii) is subject to general principles of equity.

          (b) The Board of Directors has taken all necessary action so that no "fair price," "moratorium," "control share acquisition," "interested holder" or other similar anti-takeover statute or regulation (including, without limitation, Sections 33-840 through 33-845 of the Connecticut Business Corporation Act) or any applicable anti-takeover provision in the Company's Certificate of Incorporation or By-Laws is applicable to the transactions contemplated by the Transaction Documents. To the knowledge of the Company, no other state takeover statute is applicable to the transactions contemplated by the Transaction Documents.

          3.3. Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which, as of the date hereof, 14,004,239 shares were issued and outstanding, 579,650 shares were reserved for issuance upon the exercise of outstanding stock options pursuant to the Company's option plans, 3,957,588 shares were reserved for issuance upon the exercise of the outstanding warrants, and 2,111,880 shares were reserved for issuance upon the conversion of certain 6% Convertible Debentures due 2004 and (ii) 3,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which, as of the date hereof, no shares were issued and outstanding. All of the outstanding shares of Common Stock are validly issued and are fully paid and nonassessable. No class of Capital Stock of the Company is entitled to preemptive rights. Except as set forth on Schedule 3.3, there are no outstanding options, warrants, preemptive rights, subscription rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of Capital Stock of the Company, or Contracts, by which the Company is or may become bound to issue additional shares of its Capital Stock or options, warrants or other rights to purchase or acquire any shares of its Capital Stock. Except as set forth on Schedule 3.3, no warrants, bonds, debentures, notes or other Indebtedness or other security having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote were issued or outstanding. Except as set forth on Schedule 3.3 or as contemplated by the Transaction Documents, the Company is not a party to, and, to the Company's best knowledge, there are, and immediately after the Closing, there will be, no agreement, restriction or encumbrance (such as a preemptive or similar right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, shareholders' agreement, etc., whether or not the Company is a party thereto) with respect to the purchase, sale or voting of any shares of Capital Stock of the Company (whether outstanding or issuable upon conversion, exchange or exercise of outstanding securities) or other securities of the Company pursuant to any provision of Law, the Certificate of Incorporation or By-Laws, any agreement or otherwise. Except as set forth on Schedule 3.3, no person has the right to nominate or elect one or more directors of the Company. Immediately following the transactions contemplated hereby, the Company's capitalization will be as set forth on
Schedule 3.3. The Company has not declared or paid any dividend or made any other distribution of cash, stock or other property to its stockholders since January 1, 1996.

          3.4. SEC Reports Correspondence. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act from and after January 1, 1995 (collectively, the "SEC Reports"). Each SEC Report was in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports which relate specifically to the Company and which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.5. Financial Statements. The financial statements (including any related schedules and/or notes) included in the SEC Reports have been prepared in accordance with GAAP consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which were material in amount or effect). Except as set forth on
Schedule 3.5, the Company is not subject to any Liabilities, except (i) Liabilities in the respective amounts reflected or reserved against in the Company's balance sheet as of December 31, 1998 included in the SEC Reports or (ii) Liabilities incurred in the ordinary course of business since December 31, 1998 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.6. No Material Adverse Change. Since December 31, 1998, no event has occurred or failed to occur which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.7. Intellectual Property Rights. Schedule 3.7 sets forth a complete and correct list of all Intellectual Property of the Company (the "Company Intellectual Property"). Except as set forth on Schedule 3.7, the Company owns and possesses all right, title and interest in, or possesses adequate licenses to (without the making of any payment to others or the obligation to grant rights to others in exchange) all the Company Intellectual Property, free and clear of any Liens, licenses or other restrictions. The Company has the right to require the applicant of any Company Intellectual Property which is an application, including but not limited to patent applications, trademark applications, service mark applications, copyright applications, or mask work applications, to transfer ownership to the Company of the application and of the registration once it issues. All registered patents, trademarks, service marks and copyrights listed on Schedule 3.7 are valid and subsisting and in full force and effect. The Company Intellectual Property is all the Intellectual Property that is necessary for the ownership, maintenance and operation of the Company's properties and assets and the Company has the right to use all of the Company Intellectual Property in all jurisdictions in which the Company conducts or proposes to conduct its business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. The Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any Company Intellectual Property. Except as set forth in Schedule 3.7, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property. The Company has taken all reasonably necessary and desirable action to maintain and protect each item of Company Intellectual Property. The validity, ownership, enforceability, use or legality of the Company Intellectual Property is not being questioned or opposed in any Litigation or Order to which the Company or any Person who has granted a license of Intellectual Property to the Company, is a party or subject, nor, to the knowledge of the Company, is any such Litigation or Order threatened. The conduct of the Company as currently conducted and as currently proposed to be conducted does not and will not infringe, interfere with, misappropriate or otherwise come into conflict with any Intellectual Property of any other Person, and the Company has not received any charge, complaint, claim, demand or notice alleging any such infringement, interference, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property of any other Person). Except as set forth on Schedule 3.7, the Company has not granted any licenses of Intellectual Property to any Person.

          3.8. Existing Indebtedness; Future Liens. (a) Schedule 3.8 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date hereof. Except as set forth on Schedule 3.8, the Company has not defaulted and no waiver of default is currently in effect, in the payment of any principal or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. The Company has not received any notice from any Person declaring or threatening to declare any Indebtedness owed by the Company to such Person due and payable prior to the stated maturity of such Indebtedness or before its regularly scheduled dates of payment.

               (b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien (other than Permitted Liens).

          3.9. Litigation. (a) Except as set forth on Schedule 3.9, there is no Litigation pending or, to the knowledge of the Company, threatened against the Company or any of its properties or assets by or before any court, arbitrator or other Governmental Entity.

          (b) The Company is not in default under or in breach of any Order of any court, arbitrator or other Governmental Entity, and the Company is not subject to or a party to any Order of any court, arbitrator or other Governmental Entity arising out of any claim, demand, notice, action, suit or proceeding under any Law.

          3.10. Compliance with Laws. The Company is in compliance with all applicable Laws including, without limitation, all rules, regulations and other Laws of the Food and Drug Administration relating to the design, development, manufacturing, sales and distribution of safety medical products and accessories, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Order has been issued nor any Law enacted which prevents, nor does any Law prohibit the consummation of the transactions contemplated by any of the Transaction Documents.

          3.11. Offering of the Securities. In connection with the offering of this Note, neither the Company nor any Person acting on its behalf has offered the Note, or any similar securities of the Company for sale to, solicited any offers to buy the Note, or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated hereby will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Note under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Note and the Warrants to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

          3.12. Solvency. The Company is not, and after giving effect to the issuance of this Note and the application of the proceeds therefrom will not be, insolvent within the meaning of Title 11 of the United States Code or any comparable state law provision.

          3.13. Security Documents. Except as set forth in Schedule 3.13, upon proper filing of the Financing Statements (or assignments thereof) in the offices of the Secretary of State of Connecticut with respect to the Company (or assignments thereof) and in the locations identified in the Security Agreement, the Liens granted under the Transaction Documents shall constitute a fully perfected first priority security interest in all right, title and interest of the Company in and to the personal property therein prior to any other security interests against such property or interests therein.

          3.14. Disclosure. Neither any Transaction Document nor any Schedule hereto and thereto, nor any certificate furnished to any Holder by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. The financial forecasts furnished by the Company to the Holder has been prepared in good faith based upon reasonable assumptions. There is no fact or information relating to the Company that could reasonably be expected to be material to the Company that has not been disclosed to the Holder.

     4. Covenants of the Company. The Company covenants that for so long as this Note is outstanding or any amounts are due and unpaid hereunder:

          4.1. Limitation on Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of any Indebtedness (excluding Permitted Indebtedness and Indebtedness which is a Guaranty of an Indebtedness of the Company or any of its Subsidiaries that is otherwise Permitted Indebtedness).

          4.2. Limitation on Encumbrances. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist or cause or otherwise suffer to become effective any Lien in or on any right, title or interest to any property (real or personal) that constitutes all or any portion of the Collateral (a "Restricted Encumbrance," which term excludes the Lien created in favor of the Holder) unless such Restricted Encumbrance is a Permitted Lien.

          4.3. Limitation on Dividends; Stock Issuances. The Company shall not offer or issue any shares of Preferred Stock or Common Stock for any purpose whatsoever, except pursuant to Schedule 4.3. The Company shall not declare any dividends on any shares of its Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, exchange or other acquisition of any shares of its Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities, property or in obligations of the Company or any of its Subsidiaries.

          4.4. Stockholders' Meetings. As promptly as practicable hereafter but in no event no later than February 28, 2000, the Company shall take all action necessary, in accordance with applicable Law and its Certificate of Incorporation and By-laws, to convene a special meeting of its stockholders (the "Company Meeting") for the purpose of considering and voting upon the approval of the Rollover Transactions, including, without limitation, the issuance and sale of the Convertible Notes, the Shares and the Rollover Warrants, and any other transactions contemplated in furtherance thereof under applicable Law; provided, however, that the Company shall adjourn the Company Meeting from time to time until all of the conditions set forth in
Section 6.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied on the Rollover Date), such that the Company Meeting shall take place on the same day as the Rollover Date in accordance with Section 6.1. The Company will use its best efforts to obtain such stockholders' approval, including, without limitation, taking all lawful actions to solicit such approval. The Board of Directors will recommend that its stockholders vote in favor of and approve the Rollover Transactions, including, without limitation, the issuance and sale of the Convertible Notes, the Shares and the Rollover Warrants, and any other transactions contemplated in furtherance thereof under applicable Law.

          4.5. Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. The Company shall use its best efforts, and the Holder will cooperate with the Company, to have the Proxy Statement cleared by the SEC as promptly as practicable. The Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the Holder and advise the Holder of any oral comments with respect to the Proxy Statement received from the SEC. The Holder agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will provide the Holder with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide the Holder with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by the Holder for inclusion in the Proxy Statement shall be made without the approval of such Holder, which approval shall not be unreasonably withheld or delayed.

          4.6. Operations in Accordance with the Business Plan. The business and operations of the Company and its Subsidiaries shall be conducted in accordance with a business plan of the Company approved by the Holder.

          4.7. Proceeds. The proceeds of the sale of this Note shall be used for the purposes set forth on Schedule 4.7. No part of the proceeds from the sale of this Note hereunder shall be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of Regulation U of the Board of Governors of the Federal Reserve System or for any purpose which violates or would be inconsistent with the provisions of Regulations T, U or X of said Board.

          4.8. Additional Offerings of Securities. The Company shall not seek financing from any third party consisting of an issuance of Equity Securities without the written consent of the Holder (which may be withheld at the Holder's absolute discretion).

          4.9. Existence. Neither the Company nor any of its Subsidiaries shall enter into any transaction for the acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Company or any of its Subsidiaries), or enter into any transaction or series of transactions that could result in a Change of Control, or sell, transfer or otherwise dispose of ("Transfer") all or substantially all of its assets in one transaction or series of transactions to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in the present method of conducting business or engage in any type of business other than of same general type now conducted by it. The Company shall not, and shall not permit any of its Subsidiaries to, Transfer any property or assets, unless the property or asset that is the subject of such Transfer constitutes (i) inventory held for sale, (ii) marketable securities available for sale, or (iii) real estate, equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (i) or (iii), such Transfer is in the ordinary course of business consistent with past practice.

          4.10. Access. Subject to a written confidentiality agreement, the Company shall, and shall cause the Company's officers, directors, employees and agents to, afford to the Holder and each of its Affiliates, officers, directors, employees, counsel, investment bankers, accountants, advisors, agents and other representatives (collectively, "Representatives"), reasonable access during normal business hours to its officers, employees, accountants, agents, properties, offices and other facilities, and to the books and records of the Company (including, without limitation, all interim financial statements, tax returns and work papers of its accountants), legal documents of the Company, and shall furnish the Holder and its Representatives all financial, operating, technical and other data and information which any of them may from time to time reasonably request.

          4.11. 6% Convertible Debentures due 2004. The Company shall not exercise its Put Option without the written consent of the Holder.

          4.12. Security. The Secured Obligations will be secured by the Collateral, subject to the terms and conditions of the Collateral
Documentation.

     5.   Events of Default and Remedies.
          ------------------------------

          5.1. Events of Default and Remedies. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Order of any court or any Order, rule or regulation of any Governmental Entity) (or if the giving of notice or lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

               (a) default in the payment of any interest upon this Note when it becomes due and payable; or

               (b) default in the payment of any principal of this Note when it becomes due and payable; or

               (c) default in the performance of any agreement or covenant in, or provision of, this Note or the other documents executed and delivered in connection with this Note (including any other Transaction Document) and to which the Company or any of its Subsidiaries is a party (other than a covenant or a default in whose performance is elsewhere in this Section specifically dealt with) which is not cured within thirty (30) days, or any representation or warranty made in any document executed and delivered in connection with this Note (including any other Transaction Document) was false in any material respect on the date as of which made or deemed made; or

               (d) the Company Meeting shall not have been held on or prior to February 28, 2000 or the approval of the Company's stockholders described in Section 4.4 shall not have been obtained at the Company Meeting on or prior to February 28, 2000; or

               (e) the Company or any of its Subsidiaries shall: (A) default in any payment of principal of or interest on any Indebtedness (other than this Note and any intercompany debt) or in the payment of any Guarantee, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Guarantee to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Guarantee which would then become due or payable as described in this Section 5.1(e) would equal or exceed $100,000; or

               (f) a final judgment or judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such remains undischarged for a period (during which execution shall not effectively be stayed) of 60 days, provided that the aggregate of all such judgments that are not covered by insurance under which the Company or a Subsidiary is a beneficiary exceeds $100,000, or the Holder shall determine that any regulatory body having jurisdiction over the Company or any of its Subsidiaries including, without limitation, the SEC, shall have taken or proposed to take any action that the Holder believes could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that adversely affects the Holder's security interest in the Collateral; or

               (g) the Company or any of its Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (h) a court or other Governmental Entity of competent jurisdiction enters an Order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

               (i) a court or other Governmental Entity of competent jurisdiction enters a final judgment holding this Note or any of the documents delivered in connection with this Note (including any other Transaction Document) to be invalid or unenforceable and such judgment remains unstayed and in effect for a period of 20 consecutive days; or the Company or any of its Subsidiaries shall assert, in any pleading filed in such a court, that this Note or any of the documents delivered in connection with this Note (including any other Transaction Document) are invalid or unenforceable; or

               (j) any material provision of any Transaction Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or the Company or any of its Subsidiaries shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any first priority security interest created under any Transaction Document shall cease to be a valid and perfected security interest, or Lien in any of the Collateral purported to be covered thereby; or

               (k) the Company or any of its Subsidiaries shall default in the payment of any amounts due pursuant to the terms of any document executed and delivered by the Company or such Subsidiary in connection with this Note (other than payments elsewhere in this Section specifically dealt with).

          5.2. Acceleration of Maturity. If any Event of Default (other than an Event of Default specified in clause (g), (h), (i) or (j) of
Section 5.1) shall have occurred and be continuing, the Holder may, by notice to the Company, declare the entire unpaid principal amount of this Note, plus all accrued and unpaid interest thereon (together with the Holder's costs and expenses pursuant to Section 8.8) , to be immediately due and payable, and upon such declaration all of such amount shall be immediately due and payable (the "Declared Acceleration Date"), in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, anything in this Note to the contrary notwithstanding; provided that if an Event of Default under clause (g),
(h), (i) or (j) of Section 5.1 shall have occurred, the entire unpaid principal amount of this Note (to the full extent permitted by applicable
Law), plus all accrued and unpaid interest thereon (together with the Holder's costs and expenses pursuant to Section 8.8), shall immediately become due and payable (the "Automatic Acceleration Date"), without any declaration and without presentment, demand, protest or further notice, all of which are hereby waived, anything in this Note to the contrary notwithstanding.

          5.3. Other Remedies. If any Event of Default shall have occurred and be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, each Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, and each Holder may enforce the payment of any Note held by such Holder and any of its other legal or equitable rights.

          5.4. Conduct; No Waiver; Collection Expenses. No course of dealing on the part of the Holder, nor any delay or failure on the part of the Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers and remedies. If the Company fails to pay, when due, any payment in respect of this Note, the Company will pay such Holder, to the extent permitted by Law, on demand, all costs and expenses incurred by such Holder in the collection of any amount due in respect of this Note hereunder, including reasonable legal fees incurred by such Holder in enforcing its rights hereunder.

          5.5. Annulment of Acceleration. If a declaration is made in accordance with Section 5.2, then and in every such case, the Holder may, by an instrument delivered to the Company, annul such declaration and the consequences thereof.

          5.6. Remedies Cumulative. No right or remedy conferred upon or reserved to the Holder under this Note is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable Law. Every right and remedy given by this Note or by applicable Law to the Holder may be exercised from time to time and as often as may be deemed expedient by such Holder.

     6.   Rollover
          --------

          6.1. Rollover. On the same day that the stockholders' approval referred to in Section 4.4 has been obtained (the "Rollover Date"), subject to Section 6.2, the Company and the Purchasers shall enter into (i) the Convertible Note Purchase Agreement attached hereto as Exhibit 6.1(i) (the "Convertible Note Purchase Agreement"), (ii) warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $7 attached hereto as
Exhibit 6.1(ii) (the "Rollover Warrant"), (iii) the Registration Rights Agreement attached hereto as Exhibit 6.1(iii) (the "Rollover Registration Rights Agreement") and (iv) the Convertible Note Security Agreement attached hereto as Exhibit 6.1(iv) (the "Convertible Note Security Agreement"); provided, however, that if a Governmental Entity shall determine that any of the transactions contemplated by the Rollover Transactions violate any applicable rules or regulations of such Governmental Entity, the Holder shall, at the Holder's sole discretion, either (i) abandon the Rollover Transactions or (ii) modify the structure of the Rollover Transactions in a manner to comply with such rule or regulation.

          6.2. Conditions to Rollover. (a) The obligation of each party to consummate the Rollover Transactions shall be subject to there having been no enactment, issuance, promulgation, enforcement or entering into of any Law by a Governmental Entity that effects or has the effect of making any of the Rollover Transactions illegal or otherwise restraining or prohibiting such transactions.

               (b) The obligation of the Purchasers to consummate the Rollover Transactions shall be subject to the following conditions:

                    (i) no change (or any condition, event or development involving a prospective change) shall have occurred or be threatened that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                    (ii) no Default shall have occurred and be continuing under this Note and no Default (as defined in the 7.5% Secured
          Note) shall have occurred and be continuing under the 7.5%
          Secured Note;

                    (iii) concurrently with the consummation of the Rollover Transactions, the principal amount of this Note (plus all accrued and unpaid interest on this Note) and the 7.5% Secured Note (plus all accrued and unpaid interest on the 7.5% Secured Note) shall have been repaid in full;

                    (iv) the Company shall have delivered to the Purchasers any document, instrument or certificate required to be delivered by the Company pursuant to the Rollover Transaction Documents; and

                    (v) each Purchaser shall have received such other instruments and documents reasonably requested by such Purchaser.

               (c) The obligation of the Company to consummate the Rollover Transactions shall be subject to the delivery by each Purchaser to the Company of any document, instrument or certificate required to be delivered by such Purchaser pursuant to the Rollover Transaction Documents.

          6.3. Failure to Consummate the Rollover Transactions. Notwithstanding anything herein to the contrary, if the Company shall fail to consummate the Rollover Transactions described in Section 6.1 for any reason whatsoever, then the Company's sole liability to the Holder will be the: (i) payment of the Holder's costs and, in each case, expenses pursuant to Section 8.8; (ii) payment of principal and interest under this Note and the 7.5% Note (and, in each case, default interest, if applicable); and
(iii) execution of the Registration Rights Agreement by the Company pursuant to Section 6.4.

          6.4. Registration Rights Agreement. In the event the approval of the Company's stockholders described in Section 4.4 shall not have been obtained at the Company Meeting on or prior to February 28, 2000, or in the event that the Rollover Transactions shall not have occurred on or prior to the Rollover Date, the Company shall immediately execute the Registration Rights Agreement attached hereto as Exhibit 6.4 (the "Registration Rights Agreement") and deliver such executed Registration Rights Agreement by fax to the Holder.

     7.   Interpretation.
          --------------

          7.1. Definitions.
               -----------

          "7.5% Note" shall have the meaning ascribed thereto in Section
1.3.

          "Acceleration Date" shall mean the Declared Acceleration Date or the Automatic Acceleration Date, as the case may be.

          "Action" shall have the meaning ascribed thereto in Section
8.1(b)(i).

          "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. "Affiliate" shall also include partners of a Person. Notwithstanding the foregoing, "Affiliate" shall not include the limited partners of the Holder or any limited partners of a limited partner of the Holder.

          "Automatic Acceleration Date" shall have the meaning ascribed thereto in Section 5.2.

          "Board of Directors" shall mean the Board of Directors of the Company.

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

          "Capital Stock" means, in the case of the Company, any and all shares (however designated) of the capital stock of the Company now or hereafter outstanding.

          "Capitalized Lease" shall mean, with respect to any Person, any lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

          "Capitalized Lease Obligation" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

          "Change of Control" shall mean

                    (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding Voting Securities of the Company, but excluding, for this purpose, any such acquisition by (i) the Company or any Subsidiary), (ii) any Benefit Plan (or related trust) of the Company or any Subsidiary or (iii) the Holder or any of its Affiliates or in connection with the Rollover Transactions; or

                    (b) the Incumbent Board shall cease for any reason to constitute at least 50% of the members of the Board.

          "Collateral" means all real and personal property and interests in real and personal property including, without limitation, Intellectual Property, rights under leases and royalty rights and agreements, now owned or hereafter acquired by the Company or its Subsidiaries in or upon which a Lien is granted or made under the Collateral Documentation.

          "Collateral Documentation" means the Security Agreement, the Financing Statements, and all other deeds of trust, assignments, endorsements, pledged stock, collateral assignments and other instruments, documents, agreements or conveyances at any time creating or evidencing Liens or assigning Liens to the Holder, to secure the obligations of the Company or any of its Subsidiaries under this Note and the Registration Rights Agreement.

          "Common Stock" shall mean the Common Stock, no par value, of the Company.

          "Company" shall have the meaning ascribed thereto in the Preamble.

          "Company Meeting" shall have the meaning ascribed thereto in
Section 4.4.

          "Contracts" shall mean all agreements, contracts, leases, purchase orders, arrangements, commitments and licenses to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          "Convertible Note Purchase Agreement" shall have the meaning ascribed thereto in Section 6.1.

          "Convertible Note Security Agreement" shall have the meaning ascribed thereto in Section 6.1.

          "Debentures" shall have the meaning ascribed thereto in the Subscription Agreement.

          "Declared Acceleration Date" shall have the meaning ascribed thereto in Section 5.2.

          "Default" shall have the meaning ascribed thereto in Section 5.1.

          "Due Date" shall mean the earlier of the Maturity Date and the Acceleration Date, as applicable.

          "Environmental Laws" means any and all Laws, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "Equity Interests" means any capital stock, partnership interest, joint venture interest or other equity interest or warrants, options or other rights to acquire any capital stock, partnership interest, joint venture interest or other equity interest.

          "Equity Securities" shall mean with respect to any Person, shares of capital stock or other equity interest of such Person, and any rights, options or warrants to purchase stock or other securities exchangeable for or convertible into capital stock of or other equity interest in the Company.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall have the meaning ascribed thereto in
Section 5.1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

          "Financing Statements" means Form UCC-1 financing statements filed in all jurisdictions necessary or desirable in order to perfect the Holder's security interest in the Collateral and shall include any Form UCC-1 financing statements assigned to the Holder and filings to be made in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

          "GAAP" shall mean U.S. generally accepted accounting principles.

          "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory or self-regulatory body or authority.

          "Guaranty" or "Guarantee" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Note, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other Liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Liability or dividend.

          "Holder" shall have the meaning ascribed thereto in the Preamble.

          "Incumbent Board" shall mean the individuals who, immediately after the Closing, constitute the Board of Directors; provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board

          "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all Guarantees of such Person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such Person, (ix) all obligations arising out of foreign exchange contracts, and
(x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Indemnified Person" shall have the meaning ascribed thereto in
Section 8.1(b).

          "Intellectual Property" means (a) Patents, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (i) all licenses, sublicenses, permissions or agreements in connection with the foregoing.

          "Law" shall include any foreign, federal, state, or local law, statute, rule, regulation, Order or other restriction of any court or other Governmental Entity.

          "Liability" shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Litigation" shall mean any claim, demand, notice, action, suit, proceeding, arbitration, investigation, civil, criminal or administrative action, audit, inquiry or hearing by or before any Governmental Entity or private arbitration tribunal.

          "Material Adverse Effect" shall mean a material adverse effect on
(a) the properties, business, prospects, operations, earnings, assets, Liabilities or the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business, (b) the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Transaction Documents to which it is a party, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights, remedies, powers and privileges of the Holder under any of the Transaction Documents or (e) the timely payment or performance of the Secured Obligations.

          "Maturity Date" shall mean the earlier of February 28, 2000 and the Rollover Date.

          "Order" shall mean any judgment, order, injunction, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

          "Patents" shall mean, collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, (b) all patents, patent applications and patent disclosures, (c) all reissues, divisions, continuations, revisions reexaminations, renewals, extensions and continuations-in-part thereof) and
(d) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and
(iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

          "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any of its Subsidiaries, as the case may be: (i) Indebtedness and obligations under this Note; (ii) any Indebtedness and obligations outstanding on the date hereof, as set forth on Schedule 4.1; or (iii) Indebtedness incurred in the ordinary course of business and consistent with past practice not to exceed $10,000 individually or in the aggregate.

          "Permitted Liens" means: (i) Liens existing on the date hereof and set forth on Schedule 4.2, all of which are subordinate to the Lien of the Collateral Documentation except as set forth in Schedule 4.2; (ii) Liens (other than any Lien imposed under ERISA or any Environmental Laws) for taxes, assessments or charges of any Governmental Entity for claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP and enforcement thereof is stayed; (iii) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) not voluntarily granted for amounts not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, and enforcement thereof is stayed; (iv) Liens (other than any Lien imposed under ERISA), incurred or deposited made in the ordinary course of business, including without limitation, surety bonds and appeal bonds, in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (v) easements (including without limitation reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances (whether or not recorded) and other Liens incurred in the ordinary course of business, which do not secure indebtedness or the deferred purchase price of any asset and which do not interfere materially with the ordinary conduct of the business of the Company or any Subsidiary of the Company and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or any Subsidiary of the Company; and (vi) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Entity having jurisdiction.

          "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" shall have the meaning ascribed thereto in
Section 3.3.

          "Proxy Statement" shall mean the proxy statement in a definitive form relating to the Company Meeting.

          "Put Option" shall have the meaning ascribed thereto in the Subscription Agreement.

          "Purchaser" shall mean the purchasers listed on Exhibit A to the Convertible Note Purchase Agreement.

          "Registration Rights Agreement" shall have the meaning ascribed thereto in Section 6.4.

          "Representatives" shall have the meaning ascribed thereto in
Section 4.10.

          "Restricted Encumbrance" shall have the meaning ascribed thereto in Section 4.2.

          "Rollover Date" shall have the meaning ascribed thereto in
Section 6.1.

          "Rollover Registration Rights Agreement" shall have the meaning ascribed thereto in Section 6.1.

          "Rollover Transactions" shall mean the transactions contemplated by Section 6.1 of this Note.

          "Rollover Transaction Documents" shall mean the Convertible Note Purchase Agreement, the Rollover Warrant, the Rollover Registration Rights Agreement, the Convertible Note Security Agreement and any documents and instruments required to be executed or delivered pursuant to any of the foregoing agreements.

          "Rollover Warrant" shall have the meaning ascribed thereto in
Section 6.1.

          "SEC" shall mean the United States Securities and Exchange
Commission.

          "SEC Reports" shall have the meaning ascribed thereto in Section
3.4.

          "Secured Obligations" shall mean any and all obligations of the Company or any of its Subsidiaries at any time and from time to time for the performance of its agreements, covenants and undertakings under or in respect of the Transaction Documents to which it is a party.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

          "Security Agreement" shall mean the agreement, dated as of October 21, 1999, between Appaloosa Investment Limited Partnership I, L.P. and the Company, providing for a security interest in the Collateral.

          "Subscription Agreement" shall mean the Subscription Agreement, dated as of April 21, 1999, by and among the Company and certain subscribers thereto.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation), including without limitation a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions), (iii) the management of which is otherwise controlled, directly or indirectly, by such Person or (iv) any other Person required to be consolidated with such Person in accordance with generally accepted accounting principles. For purposes of this definition (and for the determination of whether or not a Subsidiary is a wholly-owned Subsidiary of a Person), any directors' qualifying shares or investment by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Tax" and "Taxes" shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, value added, license, excise, franchise, capital, net worth, estimated, withholding, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, asset, gains, transfer or excise tax, or any other tax, levy, custom, duty, impost, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or additions to tax, imposed by any Governmental Entity and, including, without limitation, any Taxes of another Person owing under a contract, as transferee or successor, under Treas. Reg. ss. 1.1502-6 or analogous state, local or foreign law, or otherwise.

          "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "Transaction Documents" shall mean this Note, the 7.5% Note, the side letter, dated December 30, 1999, between the Company and the Holder, the Security Agreement, the Registration Rights Agreement, the warrants to be issued to Affiliates of the Holder pursuant to section (c) of the aforesaid side letter and the Warrants (as defined in the 7.5% Note).

          "Transfer" shall have the meaning ascribed thereto in 4.9.

          "Voting Securities" shall mean at any time shares of any class of Capital Stock of the Company (or other corporation) which are then entitled to vote generally in the election of directors of the Company (or such other corporation).

          7.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Note, and any consolidation or other accounting computation required to be made pursuant to this Note, and the construction of any definition in this Note containing a financial term, shall be determined or made, as the case may be, in accordance with GAAP, to the extent applicable, unless such principles are inconsistent with the express requirements of this Note.

     8.   Miscellaneous.
          -------------

          8.1. Payment; Indemnity; Taxes. (a) If the date on which any payment under this Note is required to be made occurs on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day.

                (b) (i) The Company and its Subsidiaries shall jointly and severally indemnify and hold harmless the Holder and its Representatives (each, an "Indemnified Person") from and against any and all suits, actions, proceedings, claims (collectively, "Actions"), damages, losses, Liabilities and out-of-pocket expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Note and the other Transaction Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith.

                    (ii) Upon receipt by any Indemnified Person of any Action against such Indemnified Person with respect to which indemnity may be sought under this Note or any other Transaction Document, such Indemnified Person shall promptly notify the Company in writing, provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, at its option, assume the defense of any Action including the employment of counsel reasonably satisfactory to the Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person and the Company shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or there is or may be a conflict between the Company and any Indemnified Person (in which case the Company may not assume the defense). In the event that any Indemnified Person shall become entitled to separate counsel under this Note or any other Transaction Document, the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. In addition, the Company will not, without prior written consent of the Indemnified Person, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liabilities and expenses arising out of such Action.

               (c) The Company shall bear all sales, documentary, transfer, stamp or other similar taxes and all filing fees and expenses incurred in connection with the transactions contemplated by this Note and shall indemnify and hold harmless each Indemnified Purchaser from and against any such taxes.

          8.2. Severability. If any term, provision, covenant or restriction of this Note or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Note and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          8.3. Specific Enforcement. The Holder, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Holder shall be entitled to an injunction to prevent breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at Law or equity.

          8.4. Entire Agreement. The Transaction Documents (including the Schedules and Exhibits hereto and thereto) contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby.

          8.5. Notices and other Communications. All notices, consents, requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be deemed given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

          The Company, to:

          129 Reservoir Road
          Vernon, CT  06066
          Attention:  Carl Sahi
          Fax: (860) 870-6118

          With a copy to:

          Pepe & Hazard LLP
          Goodwin Square
          Hartford, CT  06103
          Attention: Walter W. Simmers, Esq.
          Fax: (860) 522-2796

          The Holder, to:

          c/o Appaloosa Management, L.P.
          26 Main Street, 1st Floor
          Chatham, New Jersey  07928
          Attention:  Mr. James Bolin
          Fax: (973) 701-7055

          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, NY  10004
          Attention:  Robert C. Schwenkel, Esq.
          Fax: (212) 859-4000

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          8.6. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of the Holder and its respective successors and assigns. The Company many not assign this Note without the written consent of the Holder.

          8.7. Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          8.8. Expenses. The Company agrees to promptly (but in no event later than 2 business days) pay the Holder all costs and expenses (including the fees and expenses of its counsel) incurred by it in connection with the transactions contemplated hereby (to the extent not already paid by the Company on the date hereof) and the Rollover Transactions (regardless of whether the Rollover Transactions are consummated) upon the earlier to occur of (i) the prepayment of the entire outstanding principal amount of the Note in accordance with Section 1.3 and
(ii) the Due Date. In addition, the Company agrees to pay to the Holder all reasonable costs and expenses incurred by the Holder relating to any future amendment or supplement to any of the Transaction Documents (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of such Holder relating to the enforcement of any of the Transaction Documents

          8.9 Survival. All covenants, agreements, representations and warranties contained herein in connection with the transactions contemplated hereby shall survive the date hereof and the delivery of the Transaction Documents, regardless of any investigation made by or on behalf of any party; provided, that, all covenants, agreements, representations and warranties contained herein shall terminate when this Note and any amounts due hereunder have been indefeasibly repaid in full; provided, however, that notwithstanding anything to the contrary contained herein, Sections 6.3, 8.1(b), 8.2, 8.3, 8.4, 8.5 and 8.8 shall survive forever.

          8.10. Public Announcements. Neither the Company nor the Holder shall make any public statements, including, without limitation, any press releases, with respect to this Note or the other Transaction Documents and the transactions contemplated hereby or thereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by Law. If a public statement is required to be made by Law, the parties shall consult with each other in advance as to the contents and timing thereof.

          8.11. GOVERNING LAW. THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          8.12. Submission to Jurisdiction. If any Litigation shall be brought by the Holder in order to enforce any right or remedy under this Note or any of the other Transaction Documents, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Note. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such Litigation in such jurisdiction.

          8.13. Service of Process. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          8.14. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.



                                         BIO-PLEXUS, INC.



                                         By: /s/ Carl Sahi
                                            -----------------------------
                                            Name:  Carl Sahi
                                            Title: